Exhibit 99.1

Hims & Hers Health, Inc. Reports Fourth Quarter and Full Year 2020 Financial Results

2020 revenue grows 80% year-over-year to $148.8 million

2020 gross margin of 74%, compared to 54% in 2019

Closed merger with Oaktree Acquisition Corp. in Q1 2021

SAN FRANCISCO, March 18, 2021 – Hims & Hers Health, Inc. (“Hims & Hers”, NYSE: HIMS), a multi-specialty telehealth platform that connects consumers to licensed healthcare professionals, today reported financial results for the fourth quarter and full year ending December 31, 2020.

“We closed out this important year for Hims & Hers on a high note, meeting or exceeding the expectations for 2020 performance in our roadshow this past fall, including 80% revenue growth year over year and improved gross margins,” said Andrew Dudum, CEO and co-founder of Hims & Hers. “We also made smart investments that set us up well to drive future growth in 2021 as we work to create the new front door to the healthcare system.”

Mr. Dudum continued, “During the fourth quarter, with the 2020 election and a particularly unique holiday season as the backdrop, we saw advertising rates spike, so we took deliberate and careful steps to manage our expenses in the fourth quarter, which led to moderate quarter-over-quarter sales growth while still exceeding our full-year 2020 revenue plan. These dynamics have normalized in the first quarter and we are seeing improved opportunities to invest in growth. We’ve started 2021 off strong and are raising our full year forecast accordingly. This is an organization built on solid fundamentals and favorable business characteristics and I’m incredibly confident in our ability to deliver on our vision of helping more people with a wider range of conditions access great, affordable care.”

As previously announced, on January 20, 2021, Hims, Inc. and Oaktree Acquisition Corp. (“OAC”) completed their merger (the “Merger”). Immediately following the Merger, OAC changed its name to Hims & Hers Health, Inc. and its Class A common stock and warrants were listed on the NYSE under the new trading symbols of “HIMS” and “HIMS WS,” respectively. As of January 31, 2021, Hims & Hers had approximately $340 million of cash and cash equivalents and short-term investments on the balance sheet and no debt outstanding.

Financial Highlights for Q1 through Q4 2020

Key Business Metrics

(thousands, except AOV)

	Three Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
AOV	$69	$67	$58	$52
Net Orders	579	582	572	546

Revenue

($ thousands, unaudited)

	Three Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Online Revenue	$40,091	$38,829	$33,284	$28,524
Wholesale Revenue	1,375	2,495	2,620	1,539

Total revenue	$41,466	$41,324	$35,904	$30,063

Total revenue year-over-year growth	67%	91%	76%	91%

Quarterly Income Statement

($ thousands, unaudited)

	Three Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Revenue	$41,466	$41,324	$35,904	$30,063
Cost of revenue	9,574	10,047	10,242	9,444

Gross profit	31,892	31,277	25,662	20,619
Gross margin %	77%	76%	71%	69%
Operating expenses:
Marketing	19,314	15,102	11,800	12,773
Selling, general, and administrative	17,204	19,496	14,841	14,064

Total operating expenses	36,518	34,598	26,641	26,837

Loss from operations	(4,626)	(3,321)	(979)	(6,218)
Other income (expense):
Interest expense	—	—	—	(10)
Other (expense) income, net	(579)	(2,519)	35	230

Loss before provision for income taxes	(5,205)	(5,840)	(944)	(5,998)
Provision for income taxes	(24)	(31)	(37)	(35)

Net loss	$(5,229)	$(5,871)	$(981)	$(6,033)

Net Loss to Adjusted EBITDA Reconciliation

($ thousands, unaudited)

	Three Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Net loss	$(5,229)	$(5,871)	$(981)	$(6,033)
Depreciation and amortization	365	300	212	180
Provision for income taxes	24	31	37	35
Interest income	(50)	(48)	(108)	(242)
Interest expense	—	—	—	10
Amortization of debt issuance costs	71	84	83	84
Stock based compensation	1,088	1,414	1,925	1,404
Change in fair value of warrant liability	624	2,527	21	(71)

Adjusted EBITDA	$(3,107)	$(1,563)	$1,189	$(4,633)

•

Revenue was $41.5 million for the fourth quarter 2020 compared to $24.8 million for the fourth quarter 2019, an increase of 67% year-over-year. Revenue for the full year 2020 was $148.8 million compared to $82.6 million for the full year 2019, an increase of 80% year-over-year.

•

Net loss was $(5.2) million for the fourth quarter 2020 compared to $(12.4) million for the fourth quarter 2019. Net loss was $(18.1) million for the full year 2020 compared to $(72.1) million for the full year 2019.

•	Gross margin was 77% for the fourth quarter 2020 compared to 61% for the fourth quarter 2019. Gross margin was 74% for the full year 2020 compared to 54% for the full year 2019.

•

Adjusted EBITDA was $(3.1) million for the fourth quarter 2020 compared to $(11.9) million for the fourth quarter 2019. Adjusted EBITDA for the full year 2020 was $(8.1) million compared to $(66.1) million for the full year 2019.

A reconciliation of Adjusted EBITDA, a non-GAAP measure, to net loss, its most comparable financial measure under generally accepted accounting principles in the United States (“U.S. GAAP”), has been provided in this press release in the accompanying tables. Additional information about Adjusted EBITDA is also included below under the heading “Non-GAAP Financial Measures”.

Financial Outlook

Hims & Hers provides guidance based on current market conditions and expectations for revenue and Adjusted EBITDA, which is a non-GAAP financial measure.

For the first-quarter 2021, we expect:

•	Revenue to be in the range of $48 million to $50 million.

•	Adjusted EBITDA to be in the range of $(9.5) million to $(11.5) million.

For the full-year 2021, we expect:

•	Revenue to be in the range of $195 million to $205 million.

•	Adjusted EBITDA to be in the range of $(35) million to $(45) million.

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Cautionary Note Regarding Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

We have not reconciled forward-looking Adjusted EBITDA to its most directly comparable U.S. GAAP measure, net loss, because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations, including market-related assumptions that are not within our control, or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net loss. See “Non-GAAP Financial Measures” for additional important information regarding Adjusted EBITDA.

Conference Call

Hims & Hers will host a conference call to review the fourth quarter and full year 2020 results today, March 18, 2021, at 2:00 p.m. PT. The conference call can be accessed by dialing (833) 900-2256 for U.S. participants and (236) 714-2727 for international participants, and referencing conference ID #3380049. A live audio webcast will be available online at https://investors.forhims.com/. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call at the same link.

About Hims & Hers Health, Inc.

Hims & Hers is a multi-specialty telehealth platform that connects consumers to licensed healthcare professionals, enabling them to access high-quality medical care for numerous conditions related to primary care, mental health, sexual health, dermatology, and more. Launched in November 2017, the company also offers thoughtfully created and curated health and wellness products. With products and services available across all 50 states and Washington, D.C., Hims & Hers is able to provide access to quality, convenient and affordable care for all Americans. Hims & Hers was founded by CEO Andrew Dudum, Hilary Coles, Jack Abraham and Joe Spector at venture studio Atomic in San Francisco, California. For more information about Hims & Hers, please visit forhims.com and forhers.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believes,” “estimates,” “anticipates,” “expects,” “intends,” “plans,” “may,” “will,” “potential,” “projects,” “predicts,” “continue,” or “should,” or, in each case, their negative or other variations or comparable terminology. There can be no assurance that actual results will not materially differ from expectations. Such statements include, but are not limited to, any statements relating to our financial outlook and guidance, financial and business performance, the underlying assumptions, and statements about events and trends including events and trends that we believe may affect our financial condition, results of operations, short- and long-term business operations and objectives, and financial needs, market acceptance and success of our business model, our ability to expand the scope of our offerings, and our ability to comply with the extensive, complex and evolving regulatory requirements applicable to the healthcare industry. These statements are based on management’s current expectations, but actual results may differ materially due to various factors.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the “Risk Factors” section of our annual report on Form 10-K for the year ended December 31, 2020 that we will file with the Securities and Exchange Commission (the “Commission”).

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in reports we have filed or will file with the Commission, including our annual report on Form 10-K for the year ended December 31, 2020. In addition, even if our results of operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in such reports, those results or developments may not be indicative of results or developments in subsequent periods.

Key Business Metrics

Average Order Value (“AOV”) is defined as Online Revenue divided by Net Orders (each as defined below).

“Net Orders” are defined as the number of online customer orders minus transactions related to refunds, credits, chargebacks, and other negative adjustments. Net Orders represent transactions made on our platform during a defined period of time and exclude revenue recognition adjustments recorded pursuant to U.S. GAAP.

“Online Revenue” represents the sales of products and services on our platform, net of refunds, credits, chargebacks and includes revenue recognition adjustments recorded pursuant to U.S. GAAP, primarily relating to deferred revenue and returns reserve.

“Wholesale Revenue” represents non-prescription product sales to retailers through wholesale purchasing agreements.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data, unaudited)

	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$27,344	$22,647
Short-term investments	72,864	37,721
Inventory	3,543	4,217
Prepaid expenses and other current assets	5,404	5,022
Deferred transaction costs	3,929	—

Total current assets	113,084	69,607
Restricted cash, noncurrent	1,006	150
Other long-term assets	4,607	2,313

Total assets	$118,697	$72,070

Liabilities, mezzanine equity, and stockholders’ equity
Current liabilities:
Accounts payable	$8,066	$7,231
Accrued liabilities	4,984	2,026
Deferred revenue	1,272	753
Term loan, current	—	1,515
Warrant liabilities	906	9,097

Total current liabilities	15,228	20,622
Deferred rent, noncurrent	381	—

Total liabilities	15,609	20,622

Commitments and contingencies

Mezzanine equity:
Redeemable convertible preferred stock – par value $0.000001; 211,924,602 and 192,870,448 shares authorized and 206,031,290 and 186,573,651 shares issued and outstanding as of December 31, 2020 and 2019, respectively; liquidation preference of $268,452 and $206,138 as of December 31, 2020 and 2019, respectively	249,962	186,741
Redeemable Class A common stock – par value $0.000001; nil and 1,627,132 shares issued and outstanding as of December 31, 2020 and 2019, respectively	—	4,500

Total mezzanine equity	249,962	191,241

Stockholders’ deficit:
Common stock – Class A shares, par value $0.000001; 368,000,000 and 333,000,000 shares authorized and 101,606,862 and 98,563,353 shares issued and outstanding as of December 31, 2020 and 2019, respectively; Class F shares, par value $0.000001; 15,323,740 shares authorized, issued, and outstanding as of December 31, 2020 and 2019	—	—
Additional paid-in capital	24,429	13,383
Accumulated other comprehensive (loss) income	(11)	2
Accumulated deficit	(171,292)	(153,178)

Total stockholders’ deficit	(146,874)	(139,793)

Total liabilities, mezzanine equity, and stockholders’ deficit	$118,697	$72,070

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share data, unaudited)

	Twelve Months Ended December 31,		Three Months Ended December 31,
	2020	2019	2020	2019
Revenue	$148,757	$82,558	$41,466	$24,769
Cost of revenue	39,307	37,953	9,574	9,638

Gross profit	109,450	44,605	31,892	15,131
Gross margin %	74%	54%	77%	61%

Operating expenses:
Marketing	58,989	63,156	19,314	13,173
Selling, general, and administrative	65,605	55,863	17,204	15,492

Total operating expenses	124,594	119,019	36,518	28,665

Loss from operations	(15,144)	(74,414)	(4,626)	(13,534)

Other income (expense):
Interest expense	(10)	(369)	—	(33)
Other (expense) income, net	(2,833)	2,809	(579)	1,234

Loss before provision for income taxes	(17,987)	(71,974)	(5,205)	(12,333)
Provision for income taxes	(127)	(90)	(24)	(23)

Net loss	(18,114)	(72,064)	(5,229)	(12,356)
Other comprehensive (loss) income	(13)	4	(1)	5

Total comprehensive loss	$(18,127)	$(72,060)	$(5,230)	$(12,351)

Net loss per share attributable to common stockholders:
Basic and diluted	$(0.23)	$(0.94)	$(0.07)	$(0.16)

Weighted average shares outstanding:
Basic and diluted	78,047,120	76,545,970	79,311,940	76,747,377

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Year Ended December 31,
	2020	2019
Operating activities
Net loss	$(18,114)	$(72,064)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,057	260
Stock-based compensation	5,831	8,028
Change in fair value of warrant liability	3,101	(951)
Loss on lease termination	754	—
Amortization of debt issuance costs	322	70
Noncash other	384	(358)
Changes in operating assets and liabilities:
Inventory	674	(522)
Prepaid expenses and other current assets	(645)	(2,436)
Other long-term assets	8	(755)
Accounts payable	826	(6,075)
Accrued liabilities	2,423	(276)
Deferred revenue	519	212
Deferred rent	381	—

Net cash used in operating activities	(2,479)	(74,867)

Investing activities
Purchases of investments	(95,008)	(42,012)
Maturities of investments	47,990	4,500
Proceeds from sale of investments	11,550	—
Investment in website development, internal-use software, and intangible assets	(2,496)	(1,479)
Purchases of property, equipment, and intangible assets	(1,737)	(308)

Net cash used in investing activities	(39,701)	(39,299)

Financing activities
Proceeds from issuance of redeemable convertible preferred stock	52,034	102,793
Payments for issuance costs of redeemable convertible preferred stock	(134)	(227)
Proceeds from exercise of Series C preferred stock warrants	29	—
Proceeds from exercise of Class A common stock warrants	561	—
Proceeds from exercise of vested and unvested stock options, net of repurchases of unvested shares	123	44
Borrowings of principal on term loan	—	2,136
Repayments of principal on term loan	(1,515)	(9,051)
Payments for debt issuance costs	—	(377)
Payments for transaction costs	(3,356)	—

Net cash provided by financing activities	47,742	95,318

Foreign currency effect on cash and cash equivalents	(9)	(5)

Increase (decrease) in cash, cash equivalents, and restricted cash	5,553	(18,853)
Cash, cash equivalents, and restricted cash at beginning of year	22,797	41,650

Cash, cash equivalents, and restricted cash at end of year	$28,350	$22,797

Supplemental disclosures of cash flow information
Cash paid for taxes	$221	$139

Cash paid for interest	$10	$361

Noncash investing and financing activities
Exercise of preferred stock warrants	$11,292	$—

Expiration of Class A common stock redemption right	$4,500	$—

Redeemable Class A common stock reclassification	$—	$4,500

Deferred transaction costs payable	$573	$—

Warrants issued for debt issuance costs	$—	$133

Vesting of early exercised stock options	$31	$12

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with U.S. GAAP, we present Adjusted EBITDA, a non-GAAP financial measure. We use Adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that Adjusted EBITDA, when taken together with the corresponding U.S. GAAP financial measure, provides meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. We consider Adjusted EBITDA to be an important measure because it helps illustrate underlying trends in our business and our historical operating performance on a more consistent basis. We believe that the use of Adjusted EBITDA is helpful to our investors as it is a metric used by management in assessing the health of our business and our operating performance.

However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. A reconciliation is provided below for Adjusted EBITDA to net loss, the most directly comparable financial measure stated in accordance with U.S. GAAP. Investors are encouraged to review net loss and the reconciliation of Adjusted EBITDA to net loss, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes. “Adjusted EBITDA” is defined as net loss before depreciation and amortization, provision for income taxes, interest income, interest expense, amortization of debt issuance costs, stock-based compensation, and change in fair value of warrant liability.

Net Loss to Adjusted EBITDA Reconciliation

($ thousands, unaudited)

	Twelve Months Ended December 31,		Three Months Ended December 31,
	2020	2019	2020	2019
Net loss	$(18,114)	$(72,064)	$(5,229)	$(12,356)
Depreciation and amortization	1,057	260	365	150
Provision for income taxes	127	90	24	23
Interest income	(448)	(1,901)	(50)	(379)
Interest expense	10	369	—	33
Amortization of debt issuance costs	322	70	71	42
Stock based compensation	5,831	8,028	1,088	1,441
Change in fair value of warrant liability	3,101	(951)	624	(870)

Adjusted EBITDA	$(8,114)	$(66,099)	$(3,107)	$(11,916)

Contacts:

Investor Relations

Bob East or Jordan Kohnstam

Westwicke, an ICR company

HIMS-IR@westwicke.com

Media Relations

Press@forhims.com